SIXTH AMENDMENT
                             TO THE
                    EASTERN UTILITIES ASSOCIATES
                       EMPLOYEES' SAVINGS PLAN



WHEREAS, Eastern Utilities Associates (the "Employer") previously established the Eastern Utilities Associates Employees' Savings Plan (the "Plan") effective January 1, 1982; and

        WHEREAS, the Employer amended and restated the Plan effective January 1, 1989; and

        WHEREAS, the Employer reserved the right to amend the Plan from time to time under Section 13.2 of the Plan.

        NOW, THEREFORE, in accordance with and pursuant to the foregoing, the Plan is amended, effective October 1, 1998, as follows:

        Section 4.1 of the Plan is hereby amended by deleting the first sentence of said section in its entirety and by substituting therefore the following:

        "Each Participating Employer shall make a Matching Contribution on behalf of each of its Participants in an amount equal to 100% of the first 3% of Earnings with respect to which such Participant makes Pre-Tax Participant Contribution(s)."

IN WITNESS WHEREOF, EASTERN UTILITIES ASSOCIATES has caused this instrument to be executed and delivered on its behalf by the undersigned on this 28th day of September, 1998.


ATTEST:                                 EASTERN UTILITIES ASSOCIATES


/s/Clifford J. Hebert, Jr.              By:/s/Donald G. Pardus
   Clifford J. Hebert, Jr.                    Donald G. Pardus
Secretary


                                        Its:  Chairman
(Corporate Seal)